Exhibit 10.30

AMENDMENT TO

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

This AMENDMENT TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Amendment”), dated as of January 24, 2013, is made by and between [NAME OF EMPLOYEE] (“Holder”) and DIGITAL GENERATION, INC., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement or the Plan (each as defined below).

WHEREAS, pursuant to that certain Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement dated as of [DATE OF AGREEMENT] (the “Agreement”), the Company granted to Holder [NUMBER OF RSUS] Restricted Stock Units (as defined in the Agreement) pursuant to the Company’s 2011 Incentive Award Plan (as amended from time to time, the “Plan”); and

WHEREAS, the Company and Holder desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Holder hereby amend the Agreement as follows:

1.                                      For purposes of the Vesting Schedule set forth in the Agreement, the term “Change in Control” shall have the meaning given to such term in the Plan as of the date hereof, and shall mean and include each of the following:

(a)                                 any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)                                 the majority of the Board is composed of members who either (i) have served less than 12 months, and were not approved by a majority of the Board at the time of their election or appointment, and/or (ii) were nominated by the Board, or otherwise appointed or elected by or to the Board, pursuant to or in connection with an agreement or understanding to forestall or settle (or otherwise not pursue) a proxy contest or one or more stockholder proposals to amend (or otherwise relating to) the Company’s bylaws, certificate of incorporation or other documents or policies addressing the governance of the Company or rights of Company stockholders;

(c)                                  the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their affiliates) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation;

(d)                                 a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(e)                                  the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act).

For the avoidance of doubt, however, in no event shall the foregoing amendment to the definition of “Change in Control” affect the distribution provisions applicable to the Restricted Stock Units set forth in Section 1.1(c) of the Agreement in a manner that would cause the Restricted Stock Units to fail to comply with Section 409A of the Code.

2.                                      This Amendment shall be and is hereby incorporated in and forms a part of the Agreement.  All other terms and provisions of the Agreement shall remain unchanged except as specifically modified herein.  The Agreement, as amended by this Amendment, is hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have executed and delivered this Amendment on the date(s) set forth below.

DIGITAL GENERATION, INC.

Date:	, 2013	By:
Name:
Title:

HOLDER

Date:	, 2013
[NAME OF EMPLOYEE]

Schedule to Exhibit 10.30:  In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company has filed only the form of Amendment to Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement as the agreements are substantially identical in all material respects, except as to the parties thereto, the date of the underlying agreement being amended and the number of restricted stock units subject thereto.  The Company agrees to furnish the agreements at the request of the SEC.  The form of Amendment to Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement was entered into January 24, 2013 with the following officers, with their respective titles listed below:

Name	Title	Date of Agreement Being Amended	Number of RSUs Subject to Agreement Being Amended

Scott K. Ginsburg	Executive Chairman	March 29, 2012	304,326

Neil H. Nguyen	President and Chief Executive Officer	March 29, 2012	212,321

Andy Ellenthal	Executive Vice President	June 11, 2012	100,000

Sean N. Markowitz	General Counsel and Corporate Secretary	September 12, 2012	17,500

Craig A. Holmes	Chief Financial Officer	November 21, 2012	30,000

Craig A. Holmes	Chief Financial Officer	November 21, 2012	30,000